Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR THIRD QUARTER 2015

▪	Revenue growth of 6.4% to $1.83 billion; 10.2% on a constant currency basis

▪	Organic revenue growth for parts and services of 6.8%

▪	Third quarter 2015 diluted EPS of $0.33; adjusted EPS of $0.34

▪	Net income growth of 10.7% to $101.3 million

▪	Annual guidance updated

Chicago, IL (October 29, 2015) - LKQ Corporation (Nasdaq:LKQ) today reported revenue for the third quarter of 2015 of $1.83 billion, an increase of 6.4% as compared to $1.72 billion in the third quarter of 2014. On a constant currency basis, revenue for the third quarter of 2015 grew by 10.2% compared to the third quarter of 2014. Net income for the third quarter of 2015 was $101.3 million, an increase of 10.7% as compared to $91.5 million for the same period of 2014. Diluted earnings per share of $0.33 for the third quarter ended September 30, 2015 increased 10.0% from $0.30 for the third quarter of 2014. The Company noted that adjusted diluted earnings per share for the third quarter 2015 would have been $0.34 compared to $0.31 for the third quarter of 2014 after adjusting each of the periods for net losses resulting from restructuring and acquisition related expenses, and the change in fair value of contingent consideration liabilities.
"We are very pleased with our operating results during the quarter even though the headwinds related to lower scrap prices and exchange rate fluctuations which we faced in the first half of 2015 continued in the third quarter," stated Robert Wagman, President and Chief Executive Officer of LKQ Corporation. “I am particularly pleased with the 14.9% revenue growth in parts and services on a constant currency basis. Our European segment showed continued improvement, with its EBITDA margins for the quarter increasing 190 basis points over the prior year. Organic revenue growth for parts and services was 6.8% on a global basis, including a solid 10.0% for our Specialty segment.”
On a nine month year-to-date basis, revenue was $5.44 billion, an increase of 7.7% from $5.06 billion for the comparable period of 2014. Parts and services organic revenue growth for the first nine months of 2015 was 7.3%. Net income for the first nine months of 2015 was $328.2 million, a 9.0% increase compared to $301.1 million for the first nine months of 2014. Diluted earnings per share was $1.07 for the first nine months of 2015, as compared to $0.98 for the comparable period of 2014, and adjusted diluted earnings per share was $1.10 for the first nine months of 2015 compared to $1.01 in 2014.
Balance Sheet and Liquidity
Cash flow from operations totaled $491.3 million on a nine month year-to-date basis, which after using approximately $253.8 million to finance acquisitions, capital expenditures and other long term assets, allowed the Company to reduce its outstanding debt compared to the same period of 2014. As of September 30, 2015, LKQ’s balance sheet reflected cash and equivalents of $137.1 million and outstanding debt of $1.6 billion. Total availability under the Company’s credit facilitIies at September 30, 2015 was approximately $1.3 billion.
Other Events
In addition to closing the previously announced acquisitions of PartsChannel, Inc.; The Coast Distribution System, Inc.; and eight self-service yards from Ecology Auto Parts, Inc. during the third quarter of 2015, LKQ acquired four distributors of aftermarket automotive products in the Netherlands. LKQ’s European operations opened four Euro Car Parts branches in the third quarter of 2015.
“Our acquisition of the Netherlands based distributors largely completes our efforts of converting a portion of Sator’s network to a two-step model and achieves our goal of operating over 80 branches in the market. Once fully integrated, this branch network should strengthen Sator’s long-term prospects and margin profile and position the business well for our expected entry into alternative collision parts,” stated Mr. Wagman.
Company Outlook
The Company updated its guidance for 2015.

	Updated Guidance	Prior Guidance
Organic revenue growth (parts & services)	7.0% to 7.5%	7.0% to 8.5%
Adjusted net income	$428 million to $442 million	$425 million to $445 million
Adjusted diluted EPS	$1.39 to $1.44	$1.38 to $1.45
Cash flow from operations	$525 million to $550 million	Approximately $450 million
Capital expenditures	$135 million to $150 million	$150 million to $180 million

Guidance for 2015 is based on current conditions (including 2015 acquisitions completed to date) and excludes the impact of restructuring and acquisition related expenses; gains or losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities), and capital spending related to future business acquisitions.
Conference Call Details
LKQ will host a conference call and webcast on October 29, 2015 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company's results.
To access the investor conference call, please dial (877) 407-0668. International access to the call may be obtained by dialing (201) 689-8558.
Webcast and Presentation Details
The audio webcast and accompanying slide presentation can be accessed at www.lkqcorp.com in the Investor Relations section.
A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter conference ID: 13621871#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through November 29, 2015. Please allow approximately two hours after the live presentation before attempting to access the replay.
About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ has operations in North America, the United Kingdom, the Netherlands, Belgium, France, Scandinavia, Australia and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.
Forward Looking Statements
The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our outlook or guidance, expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.
These factors include the following (not necessarily in order of importance):

•
Changes in economic and political activity in the U.S. and other countries in which we are located or do business, and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer replacement products;

•	the availability and cost of our inventory;

•	variations in the number of vehicles sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	changes in state or federal laws or regulations affecting our business;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry, including the pricing programs and other initiatives of original equipment manufacturers in an attempt to increase their market share;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing agreements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•
restrictions or prohibitions on selling certain aftermarket products to the extent original equipment manufacturers seek and obtain more design patents than they have in the past and are successful in asserting infringement of these patents and defending their validity;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	instability in regions in which we operate that can affect our supply of certain products;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us; and

•	other risks that are described in our Form 10-K filed March 2, 2015 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:

Joseph P. Boutross-LKQ Corporation, Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue	$1,831,732	$1,721,024	$5,443,714	$5,055,933
Cost of goods sold	1,118,953	1,056,613	3,307,512	3,068,579
Gross margin	712,779	664,411	2,136,202	1,987,354
Facility and warehouse expenses	143,918	133,330	412,954	387,995
Distribution expenses	158,768	148,572	450,521	432,445
Selling, general and administrative expenses	207,887	192,229	616,924	563,344
Restructuring and acquisition related expenses	4,578	3,594	12,729	12,816
Depreciation and amortization	30,883	30,498	90,118	87,136
Operating income	166,745	156,188	552,956	503,618
Other expense (income):
Interest expense, net	14,722	16,394	44,250	48,140
Loss on debt extinguishment	—	—	—	324
Change in fair value of contingent consideration liabilities	89	12	365	(2,000)
Other income, net	(3,017)	(18)	(1,277)	(1,021)
Total other expense, net	11,794	16,388	43,338	45,443
Income before provision for income taxes	154,951	139,800	509,618	458,175
Provision for income taxes	52,475	47,564	177,255	155,926
Equity in earnings of unconsolidated subsidiaries	(1,130)	(721)	(4,200)	(1,199)
Net income	$101,346	$91,515	$328,163	$301,050
Earnings per share:
Basic	$0.33	$0.30	$1.08	$1.00
Diluted	$0.33	$0.30	$1.07	$0.98
Weighted average common shares outstanding:
Basic	305,059	302,724	304,453	302,058
Diluted	307,728	306,206	307,326	305,857

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2015	December 31, 2014
Assets
Current Assets:
Cash and equivalents	$137,086	$114,605
Receivables, net	626,780	601,422
Inventory	1,464,627	1,433,847
Deferred income taxes	77,401	81,744
Prepaid expenses and other current assets	81,249	85,799
Total Current Assets	2,387,143	2,317,417
Property and Equipment, net	652,780	629,987
Intangibles	2,567,724	2,534,420
Other Assets	96,385	91,668
Total Assets	$5,704,032	$5,573,492
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$416,341	$400,202
Accrued expenses	280,086	250,164
Other current liabilities	64,097	36,815
Current portion of long-term obligations	37,174	63,515
Total Current Liabilities	797,698	750,696
Long-Term Obligations, Excluding Current Portion	1,570,056	1,801,047
Deferred Income Taxes	175,310	181,662
Other Noncurrent Liabilities	124,255	119,430
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 305,473,459 and 303,452,655 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	3,054	3,035
Additional paid-in capital	1,084,423	1,054,686
Retained earnings	2,031,324	1,703,161
Accumulated other comprehensive loss	(82,088)	(40,225)
Total Stockholders’ Equity	3,036,713	2,720,657
Total Liabilities and Stockholders’ Equity	$5,704,032	$5,573,492

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended
	September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$328,163	$301,050
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	94,688	90,647
Stock-based compensation expense	16,291	16,967
Excess tax benefit from stock-based payments	(13,672)	(14,455)
Other	6,580	3,440
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables	(6,304)	(69,680)
Inventory	22,345	(55,266)
Prepaid income taxes/income taxes payable	39,639	20,858
Accounts payable	(11,139)	1,433
Other operating assets and liabilities	14,732	27,648
Net cash provided by operating activities	491,323	322,642
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(99,573)	(100,191)
Acquisitions, net of cash acquired	(157,357)	(650,614)
Other investing activities, net	3,174	934
Net cash used in investing activities	(253,756)	(749,871)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	7,534	6,520
Excess tax benefit from stock-based payments	13,672	14,455
Taxes paid related to net share settlements of stock-based compensation awards	(7,423)	—
Net (payments) borrowings of long-term and other obligations	(226,728)	509,316
Other financing activities, net	—	(6,881)
Net cash (used in) provided by financing activities	(212,945)	523,410
Effect of exchange rate changes on cash and equivalents	(2,141)	(2,023)
Net increase in cash and equivalents	22,481	94,158
Cash and equivalents, beginning of period	114,605	150,488
Cash and equivalents, end of period	$137,086	$244,646

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Three Months Ended September 30,
Operating Highlights	2015		2014
		% of Revenue (1)		% of Revenue (1)	Change	% Change
Revenue	$1,831,732	100.0%	$1,721,024	100.0%	$110,708	6.4%
Cost of goods sold	1,118,953	61.1%	1,056,613	61.4%	62,340	5.9%
Gross margin	712,779	38.9%	664,411	38.6%	48,368	7.3%
Facility and warehouse expenses	143,918	7.9%	133,330	7.7%	10,588	7.9%
Distribution expenses	158,768	8.7%	148,572	8.6%	10,196	6.9%
Selling, general and administrative expenses	207,887	11.3%	192,229	11.2%	15,658	8.1%
Restructuring and acquisition related expenses	4,578	0.2%	3,594	0.2%	984	27.4%
Depreciation and amortization	30,883	1.7%	30,498	1.8%	385	1.3%
Operating income	166,745	9.1%	156,188	9.1%	10,557	6.8%
Other expense (income):
Interest expense, net	14,722	0.8%	16,394	1.0%	(1,672)	(10.2)%
Loss on debt extinguishment	—	0.0%	—	0.0%	—	n/m
Change in fair value of contingent consideration liabilities	89	0.0%	12	0.0%	77	n/m
Other income, net	(3,017)	(0.2)%	(18)	(0.0)%	(2,999)	n/m
Total other expense, net	11,794	0.6%	16,388	1.0%	(4,594)	(28.0)%
Income before provision for income taxes	154,951	8.5%	139,800	8.1%	15,151	10.8%
Provision for income taxes	52,475	2.9%	47,564	2.8%	4,911	10.3%
Equity in earnings of unconsolidated subsidiaries	(1,130)	(0.1)%	(721)	(0.0)%	(409)	56.7%
Net income	$101,346	5.5%	$91,515	5.3%	$9,831	10.7%
Earnings per share:
Basic	$0.33		$0.30		$0.03	10.0%
Diluted	$0.33		$0.30		$0.03	10.0%
Weighted average common shares outstanding:
Basic	305,059		302,724		2,335	0.8%
Diluted	307,728		306,206		1,522	0.5%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Nine Months Ended September 30,
Operating Highlights	2015		2014
		% of Revenue (1)		% of Revenue (1)	Change	% Change
Revenue	$5,443,714	100.0%	$5,055,933	100.0%	$387,781	7.7%
Cost of goods sold	3,307,512	60.8%	3,068,579	60.7%	238,933	7.8%
Gross margin	2,136,202	39.2%	1,987,354	39.3%	148,848	7.5%
Facility and warehouse expenses	412,954	7.6%	387,995	7.7%	24,959	6.4%
Distribution expenses	450,521	8.3%	432,445	8.6%	18,076	4.2%
Selling, general and administrative expenses	616,924	11.3%	563,344	11.1%	53,580	9.5%
Restructuring and acquisition related expenses	12,729	0.2%	12,816	0.3%	(87)	(0.7)%
Depreciation and amortization	90,118	1.7%	87,136	1.7%	2,982	3.4%
Operating income	552,956	10.2%	503,618	10.0%	49,338	9.8%
Other expense (income):
Interest expense, net	44,250	0.8%	48,140	1.0%	(3,890)	(8.1)%
Loss on debt extinguishment	—	0.0%	324	0.0%	(324)	(100.0)%
Change in fair value of contingent consideration liabilities	365	0.0%	(2,000)	(0.0)%	2,365	n/m
Other income, net	(1,277)	(0.0)%	(1,021)	(0.0)%	(256)	25.1%
Total other expense, net	43,338	0.8%	45,443	0.9%	(2,105)	(4.6)%
Income before provision for income taxes	509,618	9.4%	458,175	9.1%	51,443	11.2%
Provision for income taxes	177,255	3.3%	155,926	3.1%	21,329	13.7%
Equity in earnings of unconsolidated subsidiaries	(4,200)	(0.1)%	(1,199)	(0.0)%	(3,001)	n/m
Net income	$328,163	6.0%	$301,050	6.0%	$27,113	9.0%
Earnings per share:
Basic	$1.08		$1.00		$0.08	8.0%
Diluted	$1.07		$0.98		$0.09	9.2%
Weighted average common shares outstanding:
Basic	304,453		302,058		2,395	0.8%
Diluted	307,326		305,857		1,469	0.5%

(1) The sum of the individual percentage of revenue components may not equal the total due to rounding.

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	September 30,
	2015	2014	Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$914,956	$847,626	$67,330	7.9%
Europe	510,279	495,300	14,979	3.0%
Specialty	283,456	200,412	83,044	41.4%
Parts and services	1,708,691	1,543,338	165,353	10.7%
Other	123,041	177,686	(54,645)	(30.8)%
Total	$1,831,732	$1,721,024	$110,708	6.4%

Revenue changes by category for the three months ended September 30, 2015 vs. 2014:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	% Change (1)
North America	5.9%	3.3%	(1.3)%	7.9%
Europe	7.2%	5.7%	(9.9)%	3.0%
Specialty	10.0%	33.9%	(2.5)%	41.4%
Parts and services	6.8%	8.1%	(4.2)%	10.7%
Other	(33.7)%	3.4%	(0.4)%	(30.8)%
Total	2.6%	7.6%	(3.8)%	6.4%

	Nine Months Ended
	September 30,
	2015	2014	Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$2,745,448	$2,579,598	$165,850	6.4%
Europe	1,505,106	1,378,975	126,131	9.1%
Specialty	807,401	595,179	212,222	35.7%
Parts and services	5,057,955	4,553,752	504,203	11.1%
Other	385,759	502,181	(116,422)	(23.2)%
Total	$5,443,714	$5,055,933	$387,781	7.7%

Revenue changes by category for the nine months ended September 30, 2015 vs. 2014:

	Revenue Change Attributable to:
	Organic	Acquisition	Foreign Exchange	% Change (1)
North America	5.6%	1.9%	(1.0)%	6.4%
Europe	10.2%	9.7%	(10.8)%	9.1%
Specialty	7.7%	30.0%	(2.0)%	35.7%
Parts and services	7.3%	7.9%	(4.1)%	11.1%
Other	(24.3)%	1.5%	(0.4)%	(23.2)%
Total	4.1%	7.3%	(3.7)%	7.7%

(1) The sum of the individual revenue change components may not equal the total percentage change due to rounding.

The following unaudited table reconciles Net Income to EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(In thousands)
Net income	$101,346	$91,515	$328,163	$301,050
Depreciation and amortization	32,974	31,754	94,688	90,647
Interest expense, net	14,722	16,394	44,250	48,140
Loss on debt extinguishment (1)	—	—	—	324
Provision for income taxes	52,475	47,564	177,255	155,926
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$201,517	$187,227	$644,356	$596,087
EBITDA as a percentage of revenue	11.0%	10.9%	11.8%	11.8%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

We provide a reconciliation of Net Income to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2015		2014		2015		2014
(In thousands)		% of Revenue		% of Revenue		% of Revenue		% of Revenue
Revenue
North America	$1,037,290		$1,024,967		$3,128,614		$3,080,356
Europe	511,146		495,776		1,508,395		1,380,663
Specialty	284,306		201,007		809,858		596,430
Eliminations	(1,010)		(726)		(3,153)		(1,516)
Total revenue	$1,831,732		$1,721,024		$5,443,714		$5,055,933
Segment EBITDA
North America	$128,506	12.4%	$131,851	12.9%	$416,774	13.3%	$415,139	13.5%
Europe	52,733	10.3%	41,726	8.4%	153,199	10.2%	128,826	9.3%
Specialty	26,075	9.2%	17,977	8.9%	91,677	11.3%	64,137	10.8%
Total Segment EBITDA	207,314	11.3%	191,554	11.1%	661,650	12.2%	608,102	12.0%
Deduct:
Restructuring and acquisition related expenses	4,578		3,594		12,729		12,816
Change in fair value of contingent consideration liabilities	89		12		365		(2,000)
Add:
Equity in earnings of unconsolidated subsidiaries	(1,130)		(721)		(4,200)		(1,199)
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$201,517	11.0%	$187,227	10.9%	$644,356	11.8%	$596,087	11.8%

The key measure of segment profit or loss reviewed by our chief operating decision maker, who is our Chief Executive Officer, is Segment EBITDA. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Segment EBITDA is calculated as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities and equity in earnings of unconsolidated subsidiaries. EBITDA, which is the basis for Segment EBITDA, is calculated as net income excluding depreciation, amortization, interest (including loss on debt extinguishment) and taxes. Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
(In thousands, except per share data)
Net income	$101,346	$91,515	$328,163	$301,050
Adjustments:
Restructuring and acquisition related expenses, net of tax	3,016	2,372	8,306	8,459
Loss on debt extinguishment, net of tax	—	—	—	214
Change in fair value of contingent consideration liabilities	89	12	365	(2,000)
Adjusted net income	$104,451	$93,899	$336,834	$307,723
Weighted average diluted common shares outstanding	307,728	306,206	307,326	305,857
Diluted earnings per share	$0.33	$0.30	$1.07	$0.98
Adjusted diluted earnings per share	$0.34	$0.31	$1.10	$1.01

We provide a reconciliation of Net Income and Diluted Earnings per Share ("EPS") to Adjusted Net Income and Adjusted Diluted EPS as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business by excluding certain items that do not directly relate to our core business operations. Adjusted Net Income and Adjusted Diluted EPS are presented as supplemental measures of our performance that management believes are useful for evaluating and comparing our operating activities across reporting periods. In 2015 and 2014, the Company defines Adjusted Net Income and Adjusted Diluted EPS as Net Income and Diluted EPS adjusted to eliminate the impact of restructuring and acquisition related expenses, net of tax, loss on debt extinguishment, net of tax, and the change in fair value of contingent consideration liabilities. Adjusted Net Income and Adjusted Diluted EPS should not be construed as alternatives to Net Income or Diluted EPS as determined in accordance with accounting principles generally accepted in the United States. In addition, because not all companies use identical calculations, this presentation of Adjusted Net Income and Adjusted Diluted EPS may not be comparable to similarly titled measures of other companies.

The following unaudited table reconciles consolidated growth for Parts & Services Revenue and Total Revenue to constant currency revenue growth for the same measure:

	Three Months Ended
	September 30, 2015
	Parts & Services	Total
Revenue growth as reported	10.7%	6.4%
Less: Currency impact	(4.2)%	(3.8)%
Revenue growth at constant currency	14.9%	10.2%

We evaluate growth in our operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating prior year revenue in local currency using the current year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.